U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) April 4, 2003

SAN Holdings, Inc.
Exact Name of Registrant as Specified in its Charter

Colorado	84-0907969
(State of incorporation)	(I.R.S. Employer ID No.)

Commission File Number 0-16423

900 West Castleton Road, Suite 210, Castle Rock, CO 80104
Address of Principal Executive Office, Including Zip Code

(303) 660-3933
Registrant’s Telephone Number, Including Area Code

Explanatory Note: The Form 8-K dated April 4, 2003, as previously amended on September 25, 2003, is further amended to include the audited, amended financial statements of StorNet, Inc. (accounting predecessor to the business acquired), and to include the amended unaudited pro forma financial statements and other information contained herein.  Additional information, including other financial statements, may be found in the Form 8-K dated April 4, 2003, filed on April 21, 2003, and Form 8-K/A No. 1 dated April 4, 2003, filed on September 25, 2003.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a) Financial Statements of Businesses Acquired.

StorNet, Inc.	Page
REPORT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS	F-1

FINANCIAL STATEMENTS
BALANCE SHEET - LIQUIDATION BASIS - September 25, 2002
BALANCE SHEET - December 31, 2001	F-2
STATEMENT OF DISCONTUNUED OPERATIONS - LIQUIDATION BASIS -
Period ended September 25, 2002
STATEMENT OF DISCONTINUED OPERATIONS -
Year ended December 31, 2001	F-3
STATEMENT OF STOCKHOLDERS' DEFICIT - LIQUIDATION BASIS -
Period ended September 25, 2002
STATEMENT OF STOCKHOLDERS' DEFICIT -
Year ended December 31, 2001	F-4
STATEMENT OF CASH FLOWS - LIQUIDATION BASIS -
Period ended September 25, 2002
STATEMENT OF CASH FLOWS - Year ended December 31, 2001	F-5
NOTES TO FINANCIAL STATEMENTS	F-6

        (b) Pro Forma Financial Information.

2

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 30, 2004	SAN HOLDINGS, INC. By: /s/ John Jenkins John Jenkins CEO

3

Financial Statements and Report of Independent
Certified Public Accountants
StorNet, Inc.
Period Ended September 25, 2002 and
The Year Ended December 31, 2001

Accountants and Business Advisors

Grant Thornton

REPORT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
StorNet, Inc.

We have audited the accompanying balance sheet of StorNet, Inc. as of December 31, 2001, and the related statements of discontinued operations, stockholders’ deficit and cash flows for the year then ended. In addition we have audited the balance sheet – liquidation basis as of September 25, 2002, and the related statements of discontinued operations, stockholders’ deficit and cash flows presented on a liquidation basis for the period from January 1, 2002 through September 25, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note A to the financial statements, the Company was forced into foreclosure by a secured creditor on September 26, 2002. As a result, the Company has changed its basis of accounting for the period from January 1, 2002 through September 25, 2002, from the going concern basis to a liquidation basis.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of StorNet, Inc. as of December 31, 2001, the results of its discontinued operations and its cash flows for the year then ended, and its financial position on a liquidation basis as of September 25, 2002, the results of its discontinued operations, and cash flows on a liquidation basis for the period from January 1, 2002 through September 25, 2002, in conformity with accounting principles generally accepted in the United States of America applied on the bases described in the preceding paragraph.

GRANT THORNTON LLP

Denver, Colorado
September 23, 2003

1600 Broadway, Suite 1800
Denver, CO 80202
T  303 861-5555
F  303 839-5711 Audit
F   303 839-5701 Tax
W    www.grantthornton.com

Grant Thornton LLP
US Member of Grant Thornton International

StorNet, Inc.

BALANCE SHEET – LIQUIDATION BASIS – September 25, 2002
BALANCE SHEET – December 31, 2001

	September 25 2002	December 31 2001
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 79,415	$ 115,129
Accounts receivable, less allowance for doubtful accounts
of $2,289,915 and $1,806,560	9,696,983	17,533,602
Inventory	342,963	1,951,377
Deferred maintenance contracts	--	2,570,964
Prepaid expenses	88,947	244,661

Total current assets	10,208,308	22,415,733

PROPERTY AND EQUIPMENT AT COST
Furniture and fixtures	272,116	1,226,867
Leasehold improvements	--	395,562
Computer equipment and software	316,104	462,130

	588,220	2,084,559
Accumulated depreciation	--	(104,840)

	588,220	1,979,719

OTHER ASSETS
Intangibles	199,996	735,556
Other	--	494,928

	199,996	1,230,484

	$ 10,996,524	$ 25,625,936

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$ 19,383,512	$ 19,135,332
Unpresented checks	470,484	4,137,500
Accrued expenses	5,007,388	3,356,365
Deferred revenue	2,993,152	3,842,203
Bank obligations - current	10,391,362	11,879,265
Notes payable - stockholders	4,737,786	4,838,222
Notes payable - current	100,000	100,000

Total current liabilities	43,083,684	47,288,887
Notes payable - stockholder	--	62,560

	43,083,684	47,351,447

STOCKHOLDERS’ DEFICIT
Common stock, no par value; 50,000,000 shares authorized;
17,835,033 issued and outstanding at December 31, 2001
and at September 25, 2002	8,596,156	8,596,156
Accumulated deficit	(40,683,316)	(30,321,667)

	(32,087,160)	(21,725,511)

Total liabilities and stockholders’ deficit	$ 10,996,524	$ 25,625,936

The accompanying notes are an integral part of these statements.

StorNet, Inc.

STATEMENT OF DISCONTUNUED OPERATIONS – LIQUIDATION BASIS
Period ended September 25, 2002

STATEMENT OF DISCONTINUED OPERATIONS - Year ended December 31, 2001

	Period ended September 25 2002	Year ended December 31 2001
Sales of hardware, software and services	$ 35,932,894	$ 89,866,709
Maintenance services	6,038,031	6,759,693
Maintenance contract fees, net	474,790	814,759

	42,445,715	97,441,161
Cost of sales	(31,764,924)	(74,407,600)

Gross profit	10,680,791	23,033,561

General and administrative expenses	11,687,045	21,718,537
Depreciation and amortization	757,021	3,250,484
Provision for non-cancelable leases	1,969,262	--
Impairment of assets	5,824,241	17,879,739

	20,237,569	42,848,760

Loss from operations	(9,556,778)	(19,815,199)

Other expense (income)
Interest expense	1,114,733	2,069,262
Other expense (income)	(21,482)	282,335

	1,093,251	2,351,597

Loss before taxes	(10,650,029)	(22,166,796)

Income tax benefit	288,380	--

Net loss before cumulative effect of a
change in accounting principle	(10,361,649)	(22,166,796)

Cumulative effect of a change in accounting principle	--	155,240

NET LOSS	$(10,361,649)	$(22,011,556)

The accompanying notes are an integral part of these statements.

StorNet, Inc.

STATEMENT OF STOCKHOLDERS’ DEFICIT – LIQUIDATION BASIS
Period ended September 25, 2002

STATEMENT OF STOCKHOLDERS’ DEFICIT -
Year ended December 31, 2001

	Common stock		Accumulated
	Shares	Amount	deficit	Total
Balances at December 31, 2000
(as previously reported)	17,700,033	$8,107,811	$(7,519,970)	$ 587,841
Prior period adjustments	--	--	(790,141)	(790,141)

Balances at December 31, 2000
(as restated, see Note K)	17,700,033	8,107,811	(8,310,111)	(202,300)
Exercise of stock options	135,000	406,000	--	406,000
Issuance of warrants	--	82,345	--	82,345
Net loss	--	--	(22,011,556)	(22,011,556)

Balances at December 31, 2001	17,835,033	8,596,156	(30,321,667)	(21,725,511)
Net loss	--	--	(10,361,649)	(10,361,649)

Balances at September 25, 2002	17,835,033	$8,596,156	$(40,683,316)	$(32,087,160)

The accompanying notes are an integral part of these statements.

StorNet, Inc.

STATEMENT OF CASH FLOWS – LIQUIDATION BASIS –
Period ended September 25, 2002

STATEMENT OF CASH FLOWS - Year ended December 31, 2001

	Period ended September 25 2002	Year ended December 31 2001
Cash flows from operating activities:
Net loss	$(10,361,649)	$(22,011,556)
Adjustments to reconcile net loss to net cash
provided by operating activities
Depreciation and amortization	757,021	3,250,484
Impairment of assets	5,824,241	17,879,739
Provision for non-cancelable leases	1,969,262	--
Other	52,500	297,791
Warrants issued for services	--	82,345
Change in revenue recognition method	--	(155,240)
Changes in operating assets and liabilities
Accounts receivable	7,836,619	10,368,829
Inventory	234,940	1,923,702
Deferred maintenance contracts	412,694	(643,158)
Prepaid expenses	39,609	177,425
Other assets	47,694	(59,633)
Unpresented checks	(3,667,016)	4,137,500
Accounts payable	(370,106)	(5,193,503)
Accrued expenses	(244,997)	(1,158,172)
Deferred revenue	(849,051)	847,720

Net cash provided by operating activities	1,681,761	9,744,273

Cash flows from investing activities
Purchase of property and equipment	(66,576)	(988,026)

Net cash used in investing activities	(66,576)	(988,026)

Cash flows from financing activities
Net proceeds from current borrowings	(1,487,903)	(11,384,279)
Proceeds from notes payable	(162,996)	(217,417)
Exercise of stock options	--	406,000

Net cash used in financing activities	(1,650,899)	(11,195,696)

Net decrease in cash and cash equivalents	(35,714)	(2,439,449)
Cash and cash equivalents at beginning of period	115,129	2,554,578

Cash and cash equivalents at end of period	$ 79,415	$ 115,129

Supplemental disclosure of cash flow information:
Cash paid during period for:
Interest	$ 893,447	$ 1,635,257
Supplemental disclosure of non-cash investing and
financing activities:
Write down of assets due to pending liquidation	5,824,241	--
Impairment of assets	--	17,879,739

The accompanying notes are an integral part of these statements.

StorNet, Inc.

NOTES TO FINANCIAL STATEMENTS

Period Ended September 25, 2002 and Year Ended December 31, 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

StorNet, Inc. (the Company), a Colorado corporation, is a nationwide, independent provider of networked storage services. The Company operates a single segment, which architects, sells and installs data storage systems (including hardware and software) for customers and provides related services, including consulting, training, and product maintenance, remote monitoring and data management. The Company maintains a staff of technically-trained sales, engineering, and customer service personnel. The Company’s principal client base consists of larger (generally Fortune 2000) companies, government agencies and other entities with significant data storage requirements.

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows:

    1.    Basis of Presentation

Since inception and through December 31, 2001, the Company has incurred substantial losses from operations, has current liabilities significantly in excess of current assets, and has incurred additional losses subsequent to December 31, 2001. On September 26, 2002, a secured creditor of the Company, in accordance with its right and remedies under a credit agreement with the Company, foreclosed on the assets of the Company and sold those assets to a third party.

The financial statements for the period from January 1, 2002 through September 25, 2002, are presented on a liquidation basis as a result of the foreclosure, and therefore, the Company is treating all of its activities as discontinued operations under the provisions of Accounting Principles Board Opinion No. 30, Reporting the Results of Operations – Reporting the Effects of Disposals of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions (APB No. 30). Under APB No. 30, adjustments, where appropriate, were made to write-down of individual assets to their estimated net realizable values. See Note B for a discussion of all such adjustments recorded by the Company during the period from January 1, 2002 through September 25, 2002. The year ended December 31, 2001, is presented on a going concern basis.

   2.     New Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, Business Combinations, which supersedes APB Opinion No. 16, Business Combinations. SFAS No. 141 requires that purchase method of accounting be used for business combinations initiated after June 30, 2001, and eliminates the pooling-of-interests method. In addition, SFAS No. 141 establishes specific criteria for the recognition of intangible assets separately from goodwill and requires unallocated negative goodwill to be written off immediately as an extraordinary gain. The provisions of this statement apply to all business combinations initiated after June 30, 2001, and applies to all business combinations accounted for using the purchase method for which the date of the acquisition is July 1, 2001 or later. The Company adopted SFAS No. 141 on January 1, 2002. The adoption of SFAS No. 141 did not have any impact on the Company’s consolidated financial statements.

StorNet, Inc.

NOTES TO FINANCIAL STATEMENTS

Period Ended September 25, 2002 and Year Ended December 31, 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   2.     New Accounting Pronouncements (Continued)

In June 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets, which is effective for the fiscal years beginning after December 15, 2001. Certain provisions shall also be applied to acquisitions initiated subsequent to June 30, 2001. SFAS No. 142 supersedes APB Opinion No. 17, Intangible Assets, and requires, among other things, the discontinuance of amortization related to goodwill and indefinite lived intangible assets. These assets will then be subject to an impairment test at least annually. In addition, the standard includes provisions upon adoption for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, and reclassification of certain intangibles out of previously reported goodwill. The Company adopted SFAS No. 142 on January 1, 2002.

   3.     Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. Cash and cash equivalents held by financial institutions and such deposits with such institutions may exceed federally insured limits.

   4.    Concentration of Risk

The Company has concentrations of risk, primarily in accounts receivable and in the procurement of product. The Company performs ongoing credit evaluations of its customers’ financial condition and, generally, requires no collateral from its customers. For the periods ended September 25, 2002 and December 31, 2001, no one customer represented more than 10% of total revenue.

   5.     Accounts Receivable

Accounts receivable are generally due within 30 days and are stated at amounts due from customers net of an allowance for doubtful accounts. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and economic and industry conditions. The Company writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. Credit losses have consistently been within management’s expectations.

StorNet, Inc.

NOTES TO FINANCIAL STATEMENTS

Period Ended September 25, 2002 and Year Ended December 31, 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   6.     Inventory

Inventory consists principally of hardware and software supplied by original equipment manufacturers. At September 25, 2002, it is stated at the estimated value that would be received in the liquidation of the inventory under financially distressed conditions. Required write-downs have been recorded as an impairment of assets expense during the period of impairment. At December 31, 2001, inventory is stated at the lower of cost or market, with cost determined using the first-in, first-out method.

   7.     Prepaid Expenses and Other Assets

Prepaid expenses and other assets are recorded at the lower of realizable value or historical cost. Prepaid expenses and other assets that would not provide economic benefits to the Company subsequent to the foreclosure have been recorded as an impairment of assets expense in the appropriate period.

   8.     Property and Equipment

As of December 31, 2001, property and equipment are stated at cost, net of accumulated depreciation.

Depreciation is computed using the straight-line method over the estimated useful lives of three to seven years or, for leasehold improvements, the lesser of such period or the life of the lease. Major additions and improvements are capitalized while repairs and maintenance are expensed as incurred. Any gains or losses on the disposal of property and equipment are recorded in the period of disposition.

The estimated liquidation value at September 25, 2002, was based on the price paid for the assets purchased out of foreclosure.

   9.     Intangible and Long-lived Assets

In accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, the Company evaluates the carrying value of long-lived assets, including intangible assets, annually and whenever events or changes in circumstances indicate the carrying amount may not be fully recoverable. If the total of the expected future cash flows is less than the carrying amount of the asset, a loss is recognized based on the amount by which the carrying value exceeds the asset’s estimated fair value.

As further discussed in Note B, an impairment charge to goodwill of $17,238,398 was recorded during 2001 under SFAS 121 to reflect the loss of value that became evident by the ultimate foreclosure and liquidation of the Company in 2002. As a result, the Company’s goodwill was fully impaired as of December 31, 2001.

StorNet, Inc.

NOTES TO FINANCIAL STATEMENTS

Period Ended September 25, 2002 and Year Ended December 31, 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   9.     Intangible and Long-lived Assets (Continued)

Intangible assets include, noncompete agreements, customer lists and other intangible assets associated with business assets acquired. Intangible assets are being amortized over their estimated useful lives of five years, using the straight-line method. An impairment charge of $375,197 was recorded during the period ended September 25, 2002, as a result of the impending foreclosure.

   10.    Financial Instruments

The fair values of the Company’s financial instruments, consisting of cash and cash equivalents, and accounts receivable approximate carrying values. Given the Company’s foreclosure and liquidation on September 26, 2002, notes payable are deemed to have no fair value at September 25, 2002, and its bank obligations have an estimated fair value of $9,603,218 (Note M). The fair values of notes payable and bank obligations at December 31, 2001, are not subject to reasonable estimation.

   11.    Revenue Recognition

The Company’s revenue is derived primarily from three sources: (i) the resale and installation of data storage products and systems, which consist of computer hardware and software, and data storage-related services; and (ii) revenue from the resale of maintenance agreements on data storage devices, and (iii) providing technical support for software and hardware products.

Revenue from the resale and installation of data storage systems is recognized upon completion of delivery and, where applicable, any material service obligations, provided that no significant uncertainties regarding customer acceptance exist and collection is probable. Revenue from the resale of computer software is recognized when: (i) the Company enters into a legally binding arrangement with the customer for the license of software; (ii) delivery of the software has occurred; (iii) customer payment is fixed or determinable and free of contingencies or significant uncertainties; and (iv) collection is probable. Service revenue (including material installation services) is recognized as the related services are completed.

Revenue from the sale of technical support or maintenance agreements is recognized in one of two ways, depending upon whether the underlying product is one on which the Company performs support and/or maintenance services. For product lines on which the Company does perform a portion of the services, the Company recognizes the gross sale price of the applicable support or maintenance contracts as deferred revenue and recognizes such revenue on a straight-line basis over the contractual terms of the agreements. Where applicable, the cost to acquire such maintenance agreements from the hardware and software vendors is likewise deferred and amortized on a straight-line basis over the contractual terms of the maintenance agreements. At September 25, 2002, the deferred maintenance contracts were fully impaired as they were not assignable or transferable and, therefore, had no value.

StorNet, Inc.

NOTES TO FINANCIAL STATEMENTS

Period Ended September 25, 2002 and Year Ended December 31, 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   12.    Revenue Recognition (Continued)

For product lines on which the Company does not perform a portion of the maintenance services, the Company recognizes revenue from the resale of those maintenance agreements net of the cost to acquire the maintenance agreements from the hardware and software vendors, at the beginning of the maintenance period.

Revenue from technical support or maintenance contracts that is recognized on a gross basis (i.e., on product lines on which the Company performs a portion of the services) is included under the heading “Maintenance Services”. Revenue from maintenance contracts that is recognized on a net basis (i.e., on product lines on which the Company does not perform a portion of the services) is included under the heading “Maintenance Contract Fees”.

   13.    Advertising Costs

The Company expenses advertising and other marketing costs as incurred. In certain cases, the Company receives reimbursements or similar allowances from its vendors with respect to advertising activities. The Company treats the amounts received from vendors that are earmarked for advertising or marketing activities as an offsets to advertising expense. The Company incurred an immaterial amount of advertising expense during the period ended September 25, 2002, and the year ended December 31, 2001.

   14.    Comprehensive Income

Separate statements of comprehensive income (loss) have not been presented in these financial statements as the amount of comprehensive income (loss) was equal to the amount of net income (loss) both for the period ended September 25, 2002, and year ended December 31, 2001.

   15.    Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

StorNet, Inc.

NOTES TO FINANCIAL STATEMENTS

Period Ended September 25, 2002 and Year Ended December 31, 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   16.    Income Taxes

The Company accounts for income taxes in accordance with SFAS 109, Accounting for Income Taxes, using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying value of existing assets and liabilities and their tax bases, as well as net operating losses. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets or liabilities of a change in tax rates is recognized in the period in which the tax change occurs. A valuation allowance is provided to reduce the deferred tax assets to a level that, more likely than not, will be realized.

NOTE B - IMPAIRMENT OF ASSETS

On September 26, 2002, the Company’s secured lender, pursuant to Article 9 of the applicable Uniform Commercial Code, foreclosed on the assets of StorNet, which secured the debt of that lender (Note M). As a consequence of that transaction, the Company recorded an impairment of assets to reflect the liquidation value of its assets.

The estimated impairment of assets recorded at September 25, 2002, is as follows:

Inventory	$1,373,474
Deferred maintenance contracts	2,158,270
Prepaid expenses	661,149
Property and equipment	861,417
Intangible assets	375,197
Other assets	394,734

$5,824,241

At December 31, 2001, the Company applied the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. As a result, the following estimated impairment of assets was recorded:

Property and equipment	$ 340,077
Goodwill	17,328,398
Other assets	211,264

$17,879,739

StorNet, Inc.

NOTES TO FINANCIAL STATEMENTS

Period Ended September 25, 2002 and Year Ended December 31, 2001

NOTE C - INTANGIBLE ASSETS

Net intangible assets consisted of the assets listed below at September 25, 2002 and December 31, 2001. Both such assets were being amortized over periods of five years.

	2002	2001
Trade name	$199,996	$235,294
Noncompete agreements	--	500,262

	$199,996	$735,556

NOTE D - NOTES PAYABLE

Notes payable consisted of the following as of September 25, 2002 and December 31, 2001.

	2002	2001
Vendor	$ 100,000	$ 100,000
Stockholder, relating to acquisition of StorNet,
Inc. by Vangard Technologies Inc.	3,117,981	3,117,981
Stockholder, relating to acquisition of Applied
Digital Systems, Inc.	1,619,805	1,782,801

	4,837,786	5,000,782
Less long-term portion	--	62,560

Notes payable - current	$4,837,786	$4,938,222

The Company has issued an unsecured note payable to a vendor. The vendor note payable is due in annual principal payments of $100,000 plus accrued interest through September 30, 2002. Interest accrues on the unpaid balance of the note at 8.5% per annum.

The Company acquired all of the issued and outstanding stock of StorNet, Inc. in October 2000. (Prior to that date, the name of the Company was Vangard Technologies, Inc.; the Company changed its name to StorNet, Inc. following such acquisition.) As part of the consideration in that acquisition, the Company issued a subordinated note in the principal amount of $3,117,981 to the former sole stockholder of StorNet, Inc., who also then became a stockholder of the Company. The note is unsecured and bears interest at 6.0% per annum through December 31, 2000, and 12% thereafter. Interest on the note is payable quarterly, however, all interest for 2001 was deferred, and is due upon demand by the stockholder. Effective July 1, 2002, the 12% interest rate on the note was waived and no further interest was accrued. The principal amount of the note is due upon the earlier of (a) October 12, 2002 or, (b) the closing of an underwritten public offering of the Company’s common stock, the proceeds of which are no less than $20,000,000. The Company defaulted on the note on its due date.

StorNet, Inc.

NOTES TO FINANCIAL STATEMENTS

Period Ended September 25, 2002 and Year Ended December 31, 2001

NOTE D - NOTES PAYABLE (CONTINUED)

The Company acquired all of the issued and outstanding stock of Applied Digital Systems, Inc. (ADS) in March 2000. As part of the consideration, the Company issued subordinated notes to each of the two ADS stockholders totaling $1,500,000. The notes are unsecured and bear interest at 6.0% per annum, payable quarterly. For financial statement purposes, the notes were discounted by the Company using its effective borrowing rate on the date of issuance of 9%. Principal and all accrued interest on the notes is due upon the earlier of (i) the closing date of an initial public offering of the Company’s common stock, (ii) a change of control, (iii) a sale of substantially all of the Company’s assets, (iv) a sale of all of the Company’s common stock, and (v) March 31, 2002.

In addition, in connection with the acquisition of ADS, the former owner of ADS entered into a non-compete agreement with the Company as of March 31, 2000, in consideration of payments by the Company totaling $750,000. That sum was payable in equal semi-monthly installments over the first three years of the agreement. The Company has included the amount of these contract payments with the Notes Payable to Stockholder. In recording the liability for these payments, the Company discounted the total $750,000 liability at 9% to reflect the Company’s current interest rate at March 31, 2000. The amounts payable at September 25, 2002 and December 31, 2001 were $119,805 and $295,401, respectively. As of December 31, 2001, $62,560 of this amount was classified as a long-term liability. The Company defaulted on all payments following September 25, 2002.

During 2002, the notes relating to the acquisition of ADS were amended to extend their maturity date to June 15, 2002. The Company was in default at September 25, 2002.

NOTE E - FINANCING ARRANGEMENT

PNC Bank, under the terms of the Bank Facility discussed below, exercised its right to foreclose on the substantially all of the assets of the Company on September 26, 2002.

During the periods covered by the financial statements, the Company maintained an agreement with PNC Bank having term loan commitments of $4,000,000 and revolving loan commitments of $25,000,000 (Bank Facility). The term loan was initially fully drawn, and is due in quarterly installments of $333,333 through October 2003. Interest on the term loan is calculated at the Company’s option at the prime rate plus 1.25% or LIBOR plus 3.75%. At September 25, 2002 and December 31, 2001, the interest rate on the term loan was 6.00% and 6.09%, respectively.

StorNet, Inc.

NOTES TO FINANCIAL STATEMENTS

Period Ended September 25, 2002 and Year Ended December 31, 2001

NOTE E - FINANCING ARRANGEMENT (CONTINUED)

Borrowings under the revolving loan are based upon eligible accounts receivable and inventory, as defined. The revolving loan is due in full on October 12, 2005. Interest on the revolving loan is calculated at the Company’s option at either the prime rate plus .50% or LIBOR plus 2.75% and is due no later than each quarter. At September 25, 2002, the interest rates on the various revolver borrowings ranged from 4.6% to 5.75%. At December 31, 2001, the interest rates on the various revolver borrowings ranged from 5.0% to 6.5%. The Company pays commitment fees of .50% on the average unused portion of the revolving commitments. The Bank Facility requires prepayment penalties in the event of early termination. These fees decline from $500,000 at December 31, 2001 to zero at October 12, 2003.

The Bank Facility is secured by substantially all of the assets of the Company and its subsidiaries and it requires the maintenance of certain financial and other covenants. The Company was not in compliance with all of its debt covenants at September 25, 2002 or at December 31, 2001.

The lender, under the terms of the Bank Facility, exercised its right to foreclose on the assets of the Company securing the Bank Facility on September 26, 2002, and transferred those assets to an unrelated party (see Note M).

Bank borrowings consisted of the following as of September 25, 2002 and December 31, 2001. All amounts were due on demand as a result of the Company’s noncompliance with the Bank Facility covenants.

	September 25, 2002	December 31, 2001
Term loan	$ 1,666,666	$ 2,666,666
Revolving loan	8,724,696	9,212,599

	$10,391,362	$11,879,265

NOTE F - LEASE COMMITMENTS

The Company conducts a substantial portion of its operations utilizing leased office facilities. All of these leases are recorded as operating leases. Some of the leases provide that the Company pay taxes, maintenance, insurance, and/or other operating charges applicable to the facilities in addition to the base rent obligation. In some but not all cases, the leases provide for renewal for various periods at stipulated rates.

StorNet, Inc.

NOTES TO FINANCIAL STATEMENTS

Period Ended September 25, 2002 and Year Ended December 31, 2001

NOTE F - LEASE COMMITMENTS (CONTINUED)

During the period ended September 25, 2002 and the year ended December 31, 2001, the Company recorded rent expense for these facilities of $777,921 and 1,076,147, respectively. As of September 25, 2002, the Company had long-term noncancelable lease agreements with remaining terms ranging from 1 month to 6 years for office space. The minimum commitments of these agreements were $1,969,262. At September 25, 2002, as a result of the foreclosure and liquidation described in Note M, the Company recorded as a liability a provision for non-cancelable leases, reflecting the full amount of the future payment obligations on such commitments.

NOTE G - CONTINGENCIES

The Company is engaged from time to time in the defense of certain claims and lawsuits arising out of the ordinary course and conduct of its business. Except as discussed in the following paragraph, in the opinion of management any liability that might be incurred by the Company upon the resolution of these claims and lawsuits will not, in the aggregate, have a material adverse effect on the Company’s financial condition.

The Company is a defendant in an action brought by a landlord with respect to a lease guaranty signed by the Company’s predecessor-in-interest. The plaintiff seeks damages on account of allegedly unpaid past and future rent and similar costs, in a total amount of approximately $550,000. The Company has denied the factual allegations, and asserted counterclaims against the plaintiff. The litigation became inactive following the liquidation of the Company on September 26, 2002.

In the foreclosure and liquidation that occurred on September 26, 2002 (discussed in Note M), the amount received for the Company’s assets by the secured lender was less than the amount then owed to the lender. As a consequence, various trade creditors of the Company were not paid amounts that they were owed as of that date. Certain of these creditors have sought to recover, through litigation, those outstanding amounts. Management believes that all amounts that could reasonably result from the resolution of those cases is already reflected in the Company’s recorded liabilities (accounts payable and/or accrued expenses), and that there is therefore no liability arising from such litigation that constitutes an additional contingency.

StorNet, Inc.

NOTES TO FINANCIAL STATEMENTS

Period Ended September 25, 2002 and Year Ended December 31, 2001

NOTE H - STOCKHOLDERS’ EQUITY

    Common Stock

The Company is authorized to issue 50,000,000 shares of no par common stock. At September 25, 2002 and December 31, 2001, 17,835,033 shares were issued and outstanding. Each share of common stock is entitled to one vote.

    Stock Options

The Company currently has four separate stock option plans, the StorNet 2001 Stock Option Plan, the StorNet 1997 Stock Option Plan, the Vangard 1994 Stock Option Plan and the Vangard Stock Option Plan. The Company has reserved 6,136,000 shares of its common stock for issuance upon the exercise of options granted to full-time employees under these plans. The exercise price of the options is be determined by the Board of Directors and approximates the fair market value of the Company’s stock at the time the options are granted.

Options granted under the StorNet 2001 Stock Option Plan generally vest 25% annually over four years from date of grant. Options are generally exercisable for ten years after the grant date.

Options granted under the StorNet 1997 Stock Option Plan are exercisable, subject to certain requirements, at the rate of 33 1/3% per year beginning one year after the date of grant. The options vest upon the later of (a) the exercise date or (b) the first closing date for the initial public offering of the common stock of the Company, in which the Company raises at least $5 million or, if earlier, the date of a change of control. A change in control is defined as (a) the sole stockholder ceases to be a director of StorNet, (b) the sole stockholder ceases to own at least 10% of the outstanding stock of StorNet, or (c) any other event the sole stockholder determines to be a change in control. The options granted under the StorNet 1997 Stock Option Plan have a term of ten years. As of December 31, 2000, the vesting for 630,000 options granted to management under the StorNet 1997 Stock Option Plan was accelerated.

Options under the Vangard plans were exchanged so that the option holders will receive common stock of the combined company upon exercise. Options granted under the Vangard 1994 Stock Option Plan vested over a four-year period. Options granted under the Vangard Stock Option Plan generally vest 25% annually over four years from date of grant. Options are generally exercisable for ten years after the grant date.

StorNet, Inc.

NOTES TO FINANCIAL STATEMENTS

Period Ended September 25, 2002 and Year Ended December 31, 2001

NOTE H - STOCKHOLDERS’ EQUITY (CONTINUED)

The following is a summary of all stock option activity:

	Number of Options (000)	Weighted- Average Exercise Price
Outstanding at December 31, 2000	2,996	0.75
Granted	2,126	1.50
Exercised	(135)	3.00
Canceled	(737)	1.56

Outstanding at December 31, 2001	4,250	0.91
Granted	110	1.50
Exercised	--	--
Canceled	(1,265)	1.43

Outstanding at September 25, 2002	3,095	0.75

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The options issued during 2001 with an exercise price of $1.50 was substantially above the estimated fair market value, with minimal volatility expected due to the financial condition of the Company. The valuation of the options issued during 2001 resulted in a determination that the options had no measurable value. Had compensation expense for the Company’s stock options been determined based on the fair value of the options granted as of the grant date using the minimum value method prescribed in SFAS No. 123, pro forma net loss would have been as follows:

2001
Historical net income (loss)	$(22,011,556)
Pro forma net income (loss)	(22,011,556)

StorNet, Inc.

NOTES TO FINANCIAL STATEMENTS

Period Ended September 25, 2002 and Year Ended December 31, 2001

NOTE H - STOCKHOLDERS’ EQUITY (CONTINUED)

During the period from January 1, 2002 through September 25, 2002, the Company issued 110,000 options with an exercise price of $1.50. The following tables summarizes information about stock options as of September 25, 2002:

Options Outstanding			Options Exercisable
	Weighted-Average
Number of Options (000)	Remaining Contractual Life	Exercise Price	Number of Options (000)	Weighted-Average Exercise Price
1	2.01	0.12	1	0.12
1,354	4.36	0.16	400	0.16
692	6.99	0.45	230	0.45
886	8.45	1.50	214	1.50
33	5.35	2.22	32	2.22
129	6.67	3.00	124	3.00

3,095	6.22	0.75	1,001	0.93

The foreclosure on September 26, 2002 caused the loss of value of the Company stock, resulting in options with an exercise price greater than the stock price. The Company estimated the options had no measurable fair value. Had compensation expense for the Company’s stock options been determined based on the fair value of the options granted as of the grant date using the minimum value method prescribed in SFAS No. 123, the options would have had no impact on the net loss reported for the period ended September 25, 2002, as follows.

Period ended September 25, 2002
Historical net income (loss)	$(10,361,649)
Pro forma net income (loss)	(10,361,649)

    Warrants

The Company has 1,047,000 outstanding warrants to purchase shares of its common stock. The warrants have exercise prices that range between $1.50 and $3.61 per share. The warrants are fully vested and expire between March 2003 and September 2006. The Company issued 383,000 warrants to vendors during 2001 with an exercise price of $1.50 for a term of 5 years. The warrants were valued at $82,345 using the Black-Scholes option-pricing model with a risk free interest rate of 4%.

StorNet, Inc.

NOTES TO FINANCIAL STATEMENTS

Period Ended September 25, 2002 and Year Ended December 31, 2001

NOTE I - DEFINED CONTRIBUTION PLAN

The StorNet, Inc. 401(k) Plan (the “StorNet Plan”) is available to all employees who have completed one thousand hours of service. Participants may contribute up to 15% of their total compensation to the StorNet Plan, subject to certain annual limitations established by the Internal Revenue Service. The Company may contribute annually at its discretion. Participant contributions vest immediately while Company contributions generally vest ratably over a five-year period. The Company made contributions to the StorNet Plan of approximately $62,475 for the period ended September 25, 2002, and $115,648 for the year ended December 31, 2001.

NOTE J - INCOME TAXES

The following is a reconciliation of income tax expense at the statutory federal income tax rate of 34% to the actual income tax expense:

	Period ended September 25, 2002	Year ended December 31, 2001
Income tax benefit at statutory rate	$ 3,621,000	$ 7,537,000
Nondeductible expenses	(39,570)	(47,500)
Increase in valuation reserve	(2,401,000)	(7,805,500)
Other	(892,430)	316,000

	$ 288,000	$ --

Deferred income tax assets and liabilities reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their basis for financial reporting purposes. Deferred tax assets and liabilities are as follows:

	September 25, 2002	December 31, 2001
Net operating loss carryforwards	$ 10,267,000	$ 4,255,000
Impairment of assets	3,837,000	6,669,000
Deferred Revenue	--	(959,000)
Depreciation / Amortization	--	142,000
Bad debt reserve	--	674,000
Inventory	325,000	314,000
Other	(274,000)	659,000

Deferred tax assets (net)	14,155,000	11,754,000
Valuation allowance	(14,155,000)	(11,754,000)

Net deferred tax asset	$ --	$ --

At September 25, 2002, the Company has net operating loss carryforwards available to offset future federal taxable income of approximately $30,000,000. The Company recorded a valuation allowance to fully reserve its deferred tax assets as such carryforwards as tax benefits will not be available for future use due to the foreclosure and liquidation of the Company (Note M).

StorNet, Inc.

NOTES TO FINANCIAL STATEMENTS

Period Ended September 25, 2002 and Year Ended December 31, 2001

NOTE K - PRIOR PERIOD ADJUSTMENTS

The consolidated financial statements for the year ending December 31, 2000, have been adjusted to properly account for the Company’s deferred revenue for maintenance agreements and commission expense.

Adjustment 1 – In prior years the Company recognized revenue immediately on first call maintenance contracts. Since, the Company provides a portion of the services on the contracts and has therefore not finished earning the revenue at the beginning of the contract period, the Company has determined that generally accepted accounting principles requires the maintenance revenue as well as the associated costs to be deferred and recognized ratably over the contract period. For the period ending December 31, 2000, a total of $2,503,644 in deferred revenue and $1,927,806 in deferred costs should have been recognized, resulting in a $575,838 reduction in retained earnings.

Adjustment 2 – In prior years the Company issued substantial advances against sales commissions, which it carried as prepayments against the future expenses. Because in a substantial number of cases the advance proved to be unrecoverable, the Company has determined that it should have expensed the advance as compensation in the period when paid rather than carry it as an asset. Accordingly, for the period ending December 31, 2000, an additional $214,303 has been recorded as commission expense.

NOTE L - CHANGE IN REVENUE RECOGNITION METHOD

The Company was deferring all project revenues that included an installation component, even though customers had accepted delivery of the related equipment and title had passed. For the year ending December 31, 2001, the Company changed its revenue recognition policy and now recognizes revenue from the resale and installation of data storage systems upon completion of delivery and, where applicable, any material service obligations, provided that no significant uncertainties regarding customer acceptance exist and collection is probable. This change in policy resulted in a cumulative effect of a change in accounting principle of $155,240 for the year ended December 31, 2001.

NOTE M - SUBSEQUENT EVENT

On September 26, 2002, PNC Bank, the lead lender under the Bank Facility described in Note E, foreclosed on the assets of the Company, all of which secured the debt under the Bank Facility. The lender took possession of the assets and transferred them to an unrelated third party, thereby effecting a liquidation of the Company’s assets. In that transaction, the payment received by the lender, in the amount of $9,603,218, was less than the amount then owed by the Company under the Bank Facility at the time of the foreclosure, or $10,391,362.

As a consequence of the foreclosure and liquidation, the Company ceased operations on September 26, 2002.

SAN Holdings, Inc.
Unaudited Pro Forma Condensed Financial
Information

          Effective April 1, 2003, SAN Holdings, Inc. (SANZ) completed the acquisition of Solunet Storage Holding Corp. and, indirectly, its wholly-owned operating subsidiary Solunet Storage, Inc. (d.b.a “StorNet Solutions”). The following unaudited pro forma condensed statement of operations for Solunet Storage Holding Corp., StorNet, Inc. (“StorNet”) and SANZ for the twelve months ended December 31, 2002 gives effect to the acquisition as though both Solunet Storage Holding Corp’s acquisition of StorNet’s assets, and SANZ’s acquisition of Solunet Storage Holding Corp., had occurred on January 1, 2002. The pro forma adjustments are based upon available information and certain assumptions that SANZ believes are reasonable, and reflects the assumptions and adjustments described in the accompanying notes.

Pro Forma Consolidating Statements of Income
for Solunet Storage, StorNet, Inc. and SAN Holdings
for the 12 months ended December 31, 2002

	StorNet, Inc.	Solunet Storage, Inc.	SAN Holdings, Inc.	Pro Forma Combined	Pro Forma Adjustments	Pro Forma Combined as Adjusted
	Jan. 1, 2002 Sept. 25, 2002	Sept. 26, 2002 Dec. 31, 2002	2 months ended Dec. 31, 2002	2 months ended Dec. 31, 2002		12 months ended Dec. 31, 2002
Sales of hardware, software and services	35,932,894	10,856,157	32,329,505	79,118,556	0	79,118,556
Maintenance Services	6,038,031	358,811		6,396,842	0	6,396,842
Maintenance Contract Fees, net	474,790	339,404	673,004	1,487,198	0	1,487,198

	42,445,715	11,554,372	33,002,509	87,002,596	0	87,002,596
Cost of Sales	31,764,924	8,922,136	25,714,406	66,401,466	0	66,401,466

Gross Profit	10,680,791	2,632,236	7,288,103	20,601,130	0	20,601,130
Ordinary Operating Expense	11,687,045	3,747,940	9,263,513	24,698,498	0	24,698,498
Depreciation and Amortization	757,021	367,378	1,030,692	2,155,091	(150,000)[1]	2,005,091
Other Charges:
Provision for non-cancellable leases	1,969,262	0	0	1,969,262	0	1,969,262
Loss on liquidation value of assets	5,824,241	0	0	5,824,241	0	5,824,241
Post-transaction business
continuation expenses	0	4,144,383	0	4,144,383	0	4,144,383

Total Operating Expense	20,237,569	8,259,701	10,294,205	38,791,475	(150,000)	38,641,475
Operating Income (Loss)	(9,556,778)	(5,627,465)	(3,006,102)	(18,190,345)	150,000	(18,040,345)
Interest Expense (net)	(1,114,733)	(208,383)	(187,076)	(1,510,192)	0	(1,510,192)
Other Income (Expense)	21,482	22,500	162,444	206,426	0	206,426

Income (loss) before taxes	(10,650,029)	(5,813,348)	(3,030,734)	(19,494,111)	150,000	(19,344,111)

Income tax expense (refund)	(288,380)	0	0	(288,380)	0	(288,380)
Net Income (loss)	(10,361,649)	(5,813,348)	(3,030,734)	(19,205473194,111)	150,000	(19,055373144,111)

Loss per common share
Basic	--	--	--	(0.35)	--	(0.35)
Diluted	--	--	--	(0.35)	--	(0.35)
Weighted Average
Common Shares Outstanding
Basic	--	--	--	55,165,243	--	55,165,243
Diluted	--	--	--	55,165,243	--	55,165,243

1.	Net adjustment resulting from an increase of approximately $70,000 in amortization of intangibles, offset by a decrease of approximately $220,000 in depreciation of fixed assets.

Notes to Unaudited Pro Forma Condensed Financial Information

Under SFAS 141, the combination with Solunet Storage (treated as an acquisition of SANZ by Solunet Storage) is accounted for under the purchase method of accounting, in which the purchase price is allocated across all classes of tangible and intangible assets in accordance with their fair values, and any excess of the purchase price over the fair values of the identified assets recorded as goodwill. Because of the reverse nature of the acquisition, the purchase price has been computed as the sum (a) of the value of the SANZ shares outstanding before the transaction (valued at the market price over a range of trading days before and after the announcement of the definitive agreement), the fair value of the SANZ warrants and options outstanding prior to the closing (valued using the Black-Scholes model), and (c) the transaction costs incurred by Solunet Storage in connection with the transaction. This purchase price, totaling $31,634,000, has been allocated as follows:

(unaudited)

Fair value of assets acquired
Tangible Assets
Cash	$ 317,000
Other Current Assets	5,858,000
Property, equipment and other assets	883,000
Intangible Assets	3,030,000

10,088,000
Less: liabilities assumed	(10,462,000)

Net liabilities assumed	(374,000)
Goodwill recorded	32,008,000

Purchase Price	$ 31,634,000

The Company does not expect that any of the recorded goodwill will be deductible for federal income tax purposes.